Notice of Annual Meeting of Shareholders
                                    of
                             WEIS MARKETS, INC.
                               April 4, 1995






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Corporation"), will be held on Tuesday, April 4, 1995, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

   1. To elect six directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
   2.  To approve a 1995 Stock Option Plan.
   3.  To approve the appointment of auditors for the current fiscal year.
   4. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 10, 1995, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy which is being solicited on behalf of the Corporation. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.


                        By order of the Board of Directors


                        WILLIAM R. MILLS
                        Secretary of the Corporation

March 10, 1995
Sunbury, Pennsylvania

                              WEIS MARKETS, INC.
                               PROXY STATEMENT

        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 4, 1995
  This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Corporation"), to be held Tuesday, April 4, 1995, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801, and the form of proxy enclosed with such notice.

                           SOLICITATION OF PROXIES
   The proxy form which accompanies this statement is being solicited on behalf of the Corporation. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 10, 1995.

   A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

   The Corporation will provide, without charge, on written request from security holders, copies of Form 10-K annual report.

   Expenses related to the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement, and return envelopes, the handling and tabulation of proxies received, will be paid by the Corporation, and the cost thereof is estimated at approximately $14,000. Officers, directors, and regular employees of the Corporation may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive additional compensation. Charges of banks, brokers, and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary, may be reimbursed by the Corporation. It is estimated that such costs will be nominal.

                         1996 SHAREHOLDER PROPOSALS
  Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Corporation's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 1, 1995.

                   MATTERS TO BE ACTED UPON AT THE MEETING
   As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:
   1. Six directors will be elected at the meeting to hold office, subject to the Corporation by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
   2. Management seeks subsequent approval by the shareholders of a 1995 Stock Option Plan.
   3. Independent auditors for the Corporation and its wholly owned subsidiaries will be proposed for ratification.
   4. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   Management does not intend to bring any other matters before the meeting, and does not know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournments or postponements thereof, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                  OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
   The holders of Common Stock of the Corporation of record at the close of business February 10, 1995, will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held. Election of directors will be held in conformity with the by-laws of the Corporation. Every shareholder entitled to vote shall have cumulative voting rights without prior notice entitling the shareholder to as many votes as are equal to the number of shares he owns multiplied by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates.
   Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.
   The number of outstanding shares of common stock is 43,433,659. The presence, in person or by proxy, of at least 21,716,830 shares will constitute a quorum. The following persons are known by the Corporation to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 10, 1995.

     Name and Address              Amount and Nature            Percent
           of                        of Beneficial                 of
     Beneficial Owner                   Ownership                Class
    Sigfried Weis                     15,208,592  (1) (6)         35.0
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Robert F. Weis                    12,817,653  (2) (7)         29.5
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Charles B. Degenstein              9,202,721  (3) (6)         21.2
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Ellen W. P. Wasserman              3,794,424  (4)              8.7
      c/o Weis Markets, Inc.
      1000 South Second Street
      Sunbury, PA 17801

    Mellon Bank N.A.                  17,106,471  (5) (6) (7)     39.4
      Mellon Bank Center
      Philadelphia, PA 19102

1.Of the total of 15,208,592 shares listed, Sigfried Weis has sole voting and investment power as to 3,013,195 shares and shared voting and investment power as to 12,195,397 shares. Janet C. Weis, wife of Sigfried Weis, owns in her own right 33,919 shares and jointly owns 3,014,970 shares with Sigfried Weis, which together is 7.0% of the total common shares outstanding.
2.Of the total of 12,817,653 shares listed, Robert F. Weis has sole voting and investment power as to all.
3.Of the total of 9,202,721 shares listed, Charles B. Degenstein has shared voting and investment power as to all.
4.Of the total of 3,794,424 shares listed, Ellen W. P. Wasserman has sole voting and investment power as to all.
5.Of the total of 17,106,471 shares listed, Mellon Bank N.A. has sole voting power as to 771,683 shares and shared voting power as to 9,458,960. 6.Includes 1,717,705 shares held in the Residuary Trust of Sigmund Weis, deceased, 3,798,427 shares held under six Deeds of Trust, 2,435,497 held in the Marital Trust and 1,228,798 shares held in the Residuary Trust of Claire Elizabeth Degenstein. Mellon Bank N.A., Sigfried Weis, and Charles B. Degenstein, are co-trustees, sharing voting and investment power as to all.

7.Includes 6,649,087 shares held in trust under the Will of Harry Weis, deceased, with Mellon Bank N.A. and Robert F. Weis as co-trustees. Robert F. Weis has sole voting and investment power as to all.

                           ELECTION OF DIRECTORS
   The following is a concise statement of information concerning directors proposed by the Corporation as nominees, together with certain other information with respect to such nominees:
                                                                  Shares
                                                                  of the
                            Period                             Corporation        Percent
                              of           Principal        Beneficially Owned       of
   Name             Age  Directorship     Occupation      on February 10, 1995     Class
Robert F. Weis       75     1947        Chairman of the        12,817,653          29.5
                          to date      Board of Directors
                                         & Treasurer

Norman S. Rich       57     1991          President                21,373             *
                          to date

Micheal C. Rheam     75     1961       Special Projects           160,072             *
                          to date        Coordinator

Joseph I. Goldstein  55    1995            Attorney                 6,832             *
                          to date      Crowell & Moring
                                             ***
Peter M. Sacerdote   57    1977        Limited Partner,                **             *
                          to date      Goldman, Sachs &
                                              Co.

Richard E. Shulman   55    1994           President,                  200             *
                          to date      Industry Systems
                                       Development Co.

All 12 Directors and                                           13,041,889          30.0
Officers as a Group

*   Owns less than 1% of class.
** Mr. Sacerdote is restricted from owning shares of the Corporation's stock as a Limited Partner of Goldman, Sachs & Co.
*** Mr. Goldstein is currently an Associate Director of the Division of Enforcement, United States Securities and Exchange Commission. See biographical information below regarding change of employment.

   Robert F. Weis. Mr. Weis has been employed by the Corporation since 1946. Mr. Weis served as Vice President-Treasurer from 1961 through August of 1994 at which time he was appointed Co-Chairman of the Board of Directors & Treasurer. In January of 1995, Mr. Weis was appointed Chairman of the Board of Directors & Treasurer. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of the Sunbury Community Hospital.

   Norman S. Rich. Mr. Rich has been employed by the Corporation since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 5, 1992, when he became Vice President-Secretary of the Corporation. During the year 1994, Mr. Rich became President of the Corporation. Mr. Rich has been a member of the Board of Directors of the Corporation since 1991. Mr. Rich also serves as a member of the Board of Trustees of Evangelical Community Hospital.

   Micheal C. Rheam.   Mr. Rheam has been employed by the Corporation since
1955. Mr. Rheam served as Vice President-Secretary from 1961 through April 5, 1992, at which time he retired as Vice President-Secretary of the Corporation and became Special Projects Coordinator for the Corporation. Mr. Rheam served as Secretary of the Corporation for an interim period from August of 1994 through January of 1995. Mr. Rheam has been a member of the Board of Directors of the Corporation since 1961, but does not receive any remuneration for his services as a director.

   Joseph I. Goldstein. Mr. Goldstein is currently an Associate Director of the Division of Enforcement, United States Securities and Exchange Commission. He will resign his position with the Commission, effective April 1, 1995, and will enter the private practice of law with Crowell & Moring, Washington, D.C. on April 2, 1995.

   Peter M. Sacerdote. Mr. Sacerdote served as a partner of Goldman, Sachs & Co. until 1991. During 1991 Mr. Sacerdote became a Limited Partner of Goldman, Sachs & Co. Mr. Sacerdote has been a member of the Board of Directors since 1977.

   Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Corp., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman also serves as a director of Mayfair Supermarkets, Inc. Mr. Shulman has been a member of the Board of Directors since 1994.

   The Corporation believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Corporation has no nominating committee.

                          COMPENSATION OF DIRECTORS
   The Corporation's Board held four regular meetings and one special meeting during 1994. Peter M. Sacerdote and Richard E. Shulman attended all of the Corporation's Board of Directors meetings, for which they each were paid $3,800 for each regular meeting attended which is the standard annual compensation for non-executive directors of the Corporation. All other directors attended meetings without remuneration.

   The Audit Committee, during fiscal year 1994, was composed of Peter M. Sacerdote and Richard E. Shulman. Peter M. Sacerdote was Chairman of the Audit Committee. Peter M. Sacerdote and Richard E. Shulman attended two of the three Audit Committee meetings held during the year, and each member was paid $700 for each meeting attended. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Corporation's internal accounting controls.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
   The following immediate family relationships exist between members of the Compensation Committee and other individuals set forth in this Proxy Statement. Robert F. Weis and Sigfried Weis are cousins. Robert F. Weis and Ellen W.P. Wasserman are brother and sister; both owning in excess of 5% of the common stock of the Corporation. Joseph I. Goldstein is the son-in-law of Sigfried Weis. Sigfried Weis and Robert F. Weis served as Corporate Officers,
Directors and members of the Compensation Committee during the last fiscal year. During the last fiscal year, Sigfried Weis and Robert F. Weis did not participate in any decisions involving their individual salaries or performance. Richard E. Shulman is not related to any individual set forth in this Proxy Statement.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
   The Compensation Committee of the Board of Directors ("the Committee") was composed of Messrs. Sigfried Weis, Robert F. Weis, Peter M. Sacerdote and Richard E. Shulman during fiscal year 1994. Sigfried Weis is no longer a member of the Committee based upon his Emeritus status as a member of the Board of Directors and as Chairman Emeritus of the Board.

  The Committee is responsible for developing policies and making specific recommendations about compensation of officers, including Robert F. Weis and Norman S. Rich, in their capacities of Chairman of the Board of Directors & Treasurer and President, respectively. The Compensation Committee held one meeting during the year 1994 and one meeting during 1995 to date.

   The Committee recognizes the fact that the Corporation is engaged in a highly competitive industry. The Committee believes that it is essential for the Corporation's continued success, that the Corporation be able to attract and retain qualified executives. To achieve this objective, the Committee has designed its executive compensation program based upon three key factors which are subjective in nature based upon the best interests of the Corporation and ultimately the shareholders. The Committee has not assigned relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among executive officers, including the Chairman of the Board of Directors & Treasurer and the President of the Corporation.

    First, the Committee makes salary decisions through a structured review with input from the Executive Committee. This review includes consideration of the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

   Second, the Committee evaluates the attainment of planned objectives throughout the course of employment with particular attention to the most recent fiscal year. The specific planned objectives during the most recent fiscal year involved three goals that were met by the Chairman of the Board of Directors & Treasurer and the President of the Corporation along with the other executive officers. These goals are summarized as follows:

   Increase sales and profitability of the Corporation.
   Increase market share of the Corporation.
   Improve technology for enhanced customer service and increased employee productivity.

   Third, the Committee makes a subjective evaluation of the performance of the Chairman of the Board of Directors & Treasurer and the President of the Corporation, and the other named executive officers, by examining their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Corporation in the industry. The Committee notes that the Chairman of the Board of Directors & Treasurer has served the Corporation since 1946 and the President has served the Corporation since 1964. They have both contributed significantly to the Corporation and compensation is provided to reward both of these officers for their individual contributions and loyalty to the Corporation throughout these long years of service.

   Employment and Severance Agreement. The Committee notes that the President has entered into an Employment Agreement with the Corporation. This Agreement specifies the terms of employment, including pay factors. The Agreement provides that employment shall be at will, but if employment is terminated without cause, or the President resigns for good reason, the President shall receive his remaining salary and all benefits payable under the Agreement. The Agreement includes a covenant not to compete with the corporation which is limited by time and geography. The Committee believes that the Employment Agreement is in the best interests of both the Corporation and the President since it helps to assure continued leadership for the Corporation and to provide the President with job security.


  Respectively submitted by the Executive Compensation Committee,


    Robert F. Weis        Richard E. Shulman        Peter M.
                            Sacerdote

   The table below sets forth, with respect to the last three completed fiscal years, the compensation of the current Chairman of the Board of Directors &
Treasurer and the President of the Corporation and the next three highest compensated executive officers of the Corporation in 1994. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                          SUMMARY COMPENSATION TABLE
                                                            Long Term
                                                           Compensation
                                 Annual Compensation           Awards
                            ______________________________ ____________
                                              Other Annual                All Other
Name and Principal          Salary     Bonus  Compensation    Options/   Compensation
    Position         Year     ($)       ($)        ($)        SARs (#)       ($)
Sigfried Weis        1994   460,000       --        --          --          5,734
 Chairman Emeritus   1993   460,000       --        --          --          8,954
                     1992   460,000       --        --          --          9,153

Robert F. Weis       1994   460,000       --        --          --          5,698
 Chairman of the     1993   460,000       --        --          --          8,917
 Board of Directors  1992   460,000       --        --          --          9,109
 & Treasurer

Norman S. Rich       1994   218,750    3,377        --      1,000/3,000    12,652
 President           1993   188,750    5,462     4,500      1,000/1,500     7,531
                     1992   125,980    2,469        --      1,000/1,500     6,564

Micheal C. Rheam     1994   189,000    2,986        --          --        113,078
 Special Projects    1993   189,000    2,986        --          --          7,322
 Coordinator &       1992   252,000    5,312        --          --        138,362
 Secretary

Robert Lutz          1994   140,000    2,212        --          --          4,829
 Vice President-     1993    17,420       --        --          --             --
 Grocery             1992        --       --        --          --             --

  Mr. Rheam served as Secretary of the Corporation for an interim period from August of 1994 through January of 1995. Mr. Lutz began his career with the Corporation in late 1993. The Other Annual Compensation category listed above consists of payments on stock appreciation rights. The All Other Compensation category consists of the vested and non-vested benefits in the profit sharing, employees stock ownership, and retirement benefit savings plans and payouts from the supplemental employee retirement plan.

   Stock Appreciation Rights. The Corporation maintains a Stock Appreciation Rights program for certain officers and other key executives. Under this program, participants are granted rights equivalent to shares of Corporation stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

   Stock Options. The Corporation has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Corporation's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. The following table contains all material information concerning the grant of stock options and stock appreciation rights to the Chairman of the Board of Directors & Treasurer, President, and the next three most highly compensated officers of the Corporation whose total compensation exceeded $100,000 in the fiscal year ended December 31, 1994.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                      Appreciation for
                          Individual Grants                             Option Terms
                  Number of    % of Total
                 Securities   Options/SARs   Exercise
                 Underlying    Granted to     or Base
                Options/SARs  Employees in     Price    Expiration
Name             Granted (#)   Fiscal Year    ($/Share)     Date       5% ($)   10% ($)
Norman S. Rich      1,000       9.5%           26.250    4/07/2004    16,508    41,836
                    3,000      12.2%           25.375    9/01/1995     3,806     7,613

   The following table contains information concerning the exercised, exercisable and unexercised stock options and stock appreciation rights as of the end of the fiscal year with regard to the President and the next three most highly compensated officers of the Corporation whose total compensation exceeded $100,000 in the fiscal year ended. The closing price of the stock at the fiscal year end was $24.125.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES
                                                             Number of
                                                             Securities        Value of
                                                             Underlying       Unexercised
                                                             Unexercised     In-the-Money
                                                            Options/SARs     Options/SARs
                                                            at FY-End (#)    at FY-End ($)

                            Shares Acquired      Value      Exercisable/     Exercisable/
   Name            Type     on Exercise (#)   Realized ($)  Unexercisable    Unexercisable
Norman S. Rich    Options         -                -         3,000 /    0         0 /    0
                  SARs            -                -             0 /3,000         0 /    0

                              RETIREMENT PLANS
   Pension. The Corporation maintains, at its sole expense, a trusteed non-contributory defined benefit Pension Plan covering substantially all full-time employees. The purpose of the Pension Plan is to provide income after retirement. Substantially all full-time employees will enter the Pension Plan on the first day of January following completion of six months of continuous service and attainment of age 20 1/2. Participation in the Plan is automatic upon meeting eligibility requirements as provided in the plan document. The table which follows shows the estimated annual benefits payable based upon retirement at age 65 or older for the participant's lifetime. An actuarial discount is applied for retirement before age 65.

                             PENSION PLAN TABLE

                              Years of Service
  Remuneration      10      15      20      25      30      35      40
  $10,000        $  840  $1,260  $1,680  $2,100  $2,520  $2,940  $3,360
   14,000           840   1,260   1,680   2,100   2,520   2,940   3,360
   18,000         1,066   1,599   2,132   2,665   3,193   3,198   3,360
   22,000         1,413   2,119   2,825   3,532   4,238   4,238   4,238
   26,000         1,759   2,639   3,519   4,398   5,278   5,278   5,278
   30,000         2,106   3,159   4,212   5,265   6,318   6,318   6,318
   34,000         2,453   3,679   4,905   6,132   7,358   7,358   7,358

   The maximum remuneration used in calculating benefits is $34,000 for all participants. The Executive Officers named in the cash compensation table had credited years of service as of February 10, 1995, as follows: Sigfried Weis, 56 years; Robert F. Weis, 48 years; Norman S. Rich, 30 years, Robert E. Lutz,
1 year. Benefits are computed by an independent actuarial firm using straight-life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. The Corporation froze the accrued benefits under the Pension Plan effective March 15, 1994 and implemented the Retirement Savings Plan in its place.

   Supplemental Retirement Plan. The Corporation maintains a supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Sigfried Weis and Robert F. Weis, as executive officers, would be $348,799 and $279,039, respectively, if they retire as of the date of this Proxy.

   Profit Sharing Plan. The Corporation maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Corporation. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Shares are distributed among participants upon reaching the applicable retirement age.

   Employee Stock Ownership Plan. The Corporation maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees.
The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Corporation. Eligible employees become participants at the beginning of the plan year following the two year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Corporation's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Shares are distributed among participants upon reaching the applicable retirement age.

    Retirement Savings Plan. The Corporation maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue code of 1986, as amended. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a semi-annual basis, the Corporation contributes into the plan at the rate of 25% of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

   The Pension Plan, Profit Sharing Plan, and Stock Ownership Plans were amended during 1994 so as to remain in compliance with the Internal Revenue Code of 1987. Employees were notified of the amendments and the determination letters were filed with the Internal Revenue Service. The Corporation pays for all of the expenses associated with the administration of these plans except the Retirement Savings Plan.

                      SHAREHOLDER RETURN PERFORMANCE
   The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc., common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                    COMPARATIVE FIVE-YEAR TOTAL RETURNS



                    (FIVE-YEAR TOTAL GRAPH PLACED HERE)



                1989     1990     1991     1992    1993     1994
Weis Markets   100.00   102.97    88.25    93.43   99.11    91.19
S&P 500        100.00    96.83   126.41   136.26  150.01   151.73
Peer Group     100.00   102.20   128.90   128.92  123.31   131.68

  The following line graph, generated from information provided by Value Line, Inc., compares net income as a percentage of sales, between the Corporation and its Peer Group. This graph highlights the ability of management to generate more income per sale than the average grocery chain over the years, thus increasing net worth for its shareholders.

                  COMPARATIVE TEN-YEAR INCOME PERCENTAGES

                 (COMPARATIVE TEN-YEAR GRAPH PLACED HERE)

               1985  1986  1987  1988  1989  1990  1991  1992  1993  1994
Weis Markets   5.91% 5.92% 6.73% 6.95% 6.97% 6.82% 6.23% 5.64% 5.06% 4.90%
Peer Group     1.36% 1.00%  .67% 1.01%  .95% 1.38% 1.32%  .97% 1.19% 1.54%

                    APPROVAL OF 1995 STOCK OPTION PLAN
  The Board of Directors has adopted a new incentive stock option plan (the "New Plan") and recommends its approval at the Annual Meeting to be held on April 4, 1995. The favorable vote of a majority of the shares present at the Annual Meeting, in person or by proxy, is required for such approval, and, unless otherwise specified, all shares presented by proxies will be voted for approval.

                            Terms of the New Plan
   Under the New Plan, which will terminate 10 years after its adoption by the Board of Directors, options for an aggregate of 300,000 shares of common stock may be granted to employees, including officers and directors who are employees. The exercise price of such options may not be less than 100% of the fair market value of the common stock at the time of grant. Options may be exercised immediately, but may not be exercised after the expiration of ten years from date of grant. Options cannot be granted to any person who owns, or by virtue of the grant of the option would be deemed to own, 10% or more of the voting stock of the Corporation at the time of grant, and for this reason, Mr. Robert F. Weis is presently not eligible to receive options. The New Plan will be administered by a Stock Option Committee of the Board of Directors. The number of shares reserved for purposes of the New Plan, the exercise price per share and the number of shares purchasable will be subject to adjustment to protect against dilution in certain events.

                        Tax Effects to the 1995 Plan
   The options under this 1995 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Option holders will realize no taxable income or gain at the time of exercise of options granted under this plan, and any profits realized by them from a subsequent sale of shares purchased on exercise will be taxable to them as capital gains and not ordinary income, provided at least one year has elapsed between exercise and such sale, and two years from the date that such options were acquired from the company. The Corporation itself will derive no tax benefit and take no tax deduction with respect to options issued under the New Plan, except where the option holder realizes ordinary income, provided the sale does not occur until the later of (a) one year after the date of exercise and (b) two years after the option was granted.

                        Restrictions on Transferability
   Options are not transferable except by will or the laws of descent and distribution, and are exercisable only by the grantee during his lifetime or, in the case of his death, by his executors, administrators, legatees or distributees during the three month period following his death, with the company's consent and within 3 months from date of retirement or death, when the option may be exercised to the extent the grantee could have exercised it at the time of his death. An option lapses forthwith if the grantee ceases to be an eligible employee for any cause other than death, or retirement as permitted by the New Plan. Options are subject to cancellation if the grantee shall have engaged in employment or business activities substantially detrimental to the best interests of the Corporation.

                          Purpose of the 1995 Plan
   The purpose of the 1995 Plan is to provide key employees an opportunity to buy shares of the Corporation's common stock over a period of years on a favorable basis, thus encouraging personal interest in the success of the Corporation and furnishing a further incentive to remain in its employ and to increasing efforts in its behalf. The New Plan is similar to the Corporation's 1965 Plan, 1975 Plan and the 1985 Plan and this Plan has the same purpose as those Plans.

                            APPROVAL OF AUDITORS
   Upon the recommendations of the Audit Committee, consisting of Directors Shulman and Sacerdote, the Board of Directors of the Corporation has appointed KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Corporation for the fiscal year 1995 and proposed that the
shareholders approve this selection at the annual meeting.   KPMG Peat Marwick
LLP has been auditing the accounts of the Corporation for the past thirteen years. No representatives of KPMG Peat Marwick LLP will be present at the meeting of shareholders.




                          By order of the Board of Directors


                          WILLIAM R. MILLS
                          Secretary of the Corporation

Dated: March 10, 1995